                                                                     EXHIBIT 2.3


                 AMENDMENT NO. 4 TO THE ASSET PURCHASE AGREEMENT


         AMENDMENT NO. 4, dated May 3, 2002 (this "Amendment") to the ASSET PURCHASE AGREEMENT (the "Original Agreement"), dated as of January 23, 2002, as amended, by and among THE SHAW GROUP INC., a Louisiana corporation (together with its Designee(s), if any, "Buyer"), and THE IT GROUP, INC., a Delaware corporation ("ITG") and the Subsidiaries (as defined in the Agreement) of ITG that are listed on the signature pages to this Amendment (together with ITG, "Sellers").

                                    RECITALS

         WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement;

         WHEREAS, the Parties previously amended the Original Agreement on January 24, 2002, pursuant to Amendment No. 1 to the Asset Purchase Agreement (the "First Amendment");

         WHEREAS, the Parties further amended the Original Agreement on January 29, 2002, pursuant to Amendment No. 2 to the Asset Purchase Agreement (the "Second Amendment");

         WHEREAS, the Parties further amended the Original Agreement on April 30, 2002, pursuant to a Letter Agreement to the Asset Purchase Agreement (the "Letter Agreement");

         WHEREAS, the Parties further amended the Original Agreement on May 2, 2002, pursuant to Amendment No. 3 (the "Third Amendment", together with the Original Agreement, First Amendment, the Second Amendment and the Letter Agreement, the "Agreement");

         WHEREAS, Section 2.08(a) of the Agreement currently contemplates that at least two days prior to the Closing Date, ITG will cause the Agreement to be amended to add as Sellers any of its Subsidiaries that have any right, title or interest in or to any of the Assets;

         WHEREAS, the Parties desire to amend the Agreement to join and bind certain additional Subsidiaries of ITG as Sellers; and

         WHEREAS, Section 9.12 of the Agreement provides that the Agreement may be amended by execution of a written instrument executed by the Parties thereto.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing premises, and the agreements, covenants, representations and warranties contained in the Agreement and herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and accepted, the Parties, intending to be legally bound, hereby agree as follows:

         1. Each Subsidiary of the Company listed on the signature pages of this Amendment (the "Additional Selling Subsidiaries") agrees (i) to join and become a Party to the Agreement and (ii) to be bound by all of the terms and obligations set forth in the Agreement as of the






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Effective Date. Each Additional Selling Subsidiary hereby ratifies all actions heretofore taken or performed by ITG to the extent taken or performed in connection with the Agreement and the Transactions.

         2. Except as specifically amended hereby, the terms and provisions of the Agreement shall continue and remain in full force and effect and the valid and binding obligation of the Parties thereto in accordance with its terms. All references in the Agreement (and in any other agreements, documents and instruments entered into in connection therewith) to the "Agreement" shall be deemed for all purposes to refer to the Agreement, as amended.

         3. This Amendment may be executed in one or more counterparts, each of which shall be an original, with the same effect as of the signatures hereto and thereto were upon the same instrument.

         4. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law rules of such state.




                            [SIGNATURES ON NEXT PAGE]



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         IN WITNESS WHEREOF, the Parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year first written above.

                          THE IT GROUP, INC.


                          By:  /s/ HARRY J. SOOSE, JR.
                               ---------------------------------------
                          Its:   SVP & CFO
                                 -------------------------------------


                          THE SHAW GROUP INC.


                          By:  /s/ GARY P. GRAPHIA
                               ---------------------------------------
                          Its:   Secretary
                                 -------------------------------------

                          37-02 COLLEGE POINT BOULEVARD, LLC
                          ADVANCED ANALYTICAL SOLUTIONS, INC.
                          E-COM SOLUTIONS, INC.
                          EMPIRE STATE I, LLC
                          EMPIRE STATE II, LLC
                          EVAP TECHNOLOGIES, LLC
                          EVERGREEN ACQUISITION SUB I, INC.
                          GROUNDWATER TECHNOLOGY, INC.
                          IT C&V OPERATIONS, INC.
                          IT E&C OPERATIONS, INC.
                          IT ENVIRONMENTAL AND FACILITIES, INC.
                          IT INTERNATIONAL HOLDINGS, INC.
                          IT INTERNATIONAL INVESTMENTS, INC.
                          IT INTERNATIONAL INVESTMENTS, INC.
                          IT INTERNATIONAL OPERATIONS, INC.
                          IT INVESTMENT HOLDINGS, INC.
                          JERNEE MILL ROAD, LLC
                          KIP I, LLC
                          LANDBANK ACQUISITION I, LLC
                          LANDBANK ACQUISITION II, LLC
                          LANDBANK ACQUISITION III, LLC
                          LANDBANK ENVIRONMENTAL PROPERTIES, LLC
                          LANDBANK REMEDIATION CORP.
                          LANDBANK, INC.
                          LANDBANK WETLANDS, LLC




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

                          MARCONI WARTBURG, LLC
                          MILLSTONE RIVER WETLANDS SERVICES, INC.
                          NORTHEAST RESTORATION COMPANY, LLC
                          ORGANIC WASTE TECHNOLOGIES, INC.
                          OTAY MESA VENTURES I, LLC
                          PHR ENVIRONMENTAL CONSULTANTS, INC.
                          RARITAN VENTURE I, LLC
                          THE DORCHESTER GROUP, LLC
                          U.S. WETLAND SERVICES, LLC
                          WHIPPANY VENTURE I, LLC
                          WYCKOFF'S MILLS, LLC
                          AMERICAN LANDFILL SUPPLY CO., INC.
                          BENECIA NORTH GATEWAY, LLC
                          EMCON
                          EMCON INDUSTRIAL SERVICES, INC.
                          ENTERPRISE, ENVIRONMENTAL & EARTHWORKS, INC.
                          FLUOR DANIEL ENVIRONMENTAL SERVICES, INC. (FDESI) GRADIENT CORPORATION
                          IT ALASKA, INC.
                          IT BAKER LLC
                          IT CORPORATION
                          IT CORPORATION OF NORTH CAROLINA, INC.
                          IT - TULSA HOLDINGS, INC.
                          ITGTECH
                          JELLINEK, SCHWARTZ & CONNOLLY, INC.
                          JSC INTERNATIONAL, INC.
                          KATO ROAD, LLC
                          KEYSTONE RECOVERY, INC.
                          LFG SPECIALTIES, INC.
                          MONTEREY LANDFILL GAS COMPANY
                          NATIONAL EARTH PRODUCTS, INC.
                          NORTHERN CALIFORNIA DEVELOPMENT LIMITED
                          OHM CORPORATION
                          OHM REMEDIATION SERVICES CORP.
                          OHM REMEDIATION SERVICES OF CANADA, LTD.
                          PACIFIC ENVIRONMENTAL GROUP, INC.
                          SIELKEN, INC.
                          SUBMERGED LANDS, LLC
                          W&H PACIFIC, INC.
                          WEHRAN NEW YORK, INC.



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



                          HL NEWHALL, LLC


                          By: /s/ JAMES M. REDWINE
                             -----------------------------------------
                          Name: James M. Redwine
                               ---------------------------------------
                          Title:  Authorized Signatory
                                --------------------------------------


                          CHIMENTO WETLANDS I, LLC


                          By: /s/ JAMES M. REDWINE
                             -----------------------------------------
                          Name: James M. Redwine
                               ---------------------------------------
                          Title:  President
                                --------------------------------------




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